

FAIRNESS OPINION

# BLUE RIDGE REAL ESTATE COMPANY

BDO CONSULTING

NOVEMBER 19, 2013

# DISCLOSURE

*These materials are being furnished by BDO Consulting ("BDO" or the "Financial Advisor") to the Board of Directors (the "Board") of BLUE RIDGE REAL ESTATE COMPANY (together with its predecessors, successors and assigns, the "Company") solely in connection with the contemplated tender offer transaction (the "Proposed Transaction") and should not be considered for any other purpose. These materials are intended for the exclusive benefit of and use by the Board of Directors of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of BDO. These materials should be considered only in connection with other information, oral or written, being provided by BDO in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. By virtue of the receipt of these materials, the recipient hereby agrees that the materials are strictly confidential in nature and will be treated as such.*

*BDO has assumed and relied upon the accuracy and completeness of the information available about the Company, and the information supplied or otherwise made available to, discussed with, or reviewed by BDO and has assumed that no material information has been omitted or remains undisclosed to BDO. Except as expressly provided herein or in its fairness opinion, BDO does not assume responsibility for, nor does it make any representation or warranty (expressed or implied) as to the accuracy, completeness or reasonableness of information provided herein and has not attempted independently to investigate or verify any such information, financial forecasts or other information provided to BDO and included herein or otherwise used. BDO has not made, nor has BDO assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the Company (other than the value of the land inventory and commercial investment property, on which BDO conducted a reasonable independent analysis, but did not provide or obtain a formal appraisal), nor has BDO been furnished with any such appraisals, nor has BDO evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. BDO's analyses are necessarily based on economic, market and other conditions as in effect on, and the information made available to BDO as of, the date hereof. The financial forecasts and conclusions herein involve elements of subjective judgment and analysis, and there can be no assurance that such financial forecasts or conclusions are accurate or will be attained.*

***The BDO opinion has been approved and authorized for issuance by the Opinion Review Committee of BDO and is addressed to, and for the use and benefit of, the Board of Directors of the Company. The BDO opinion is not a recommendation to certain odd-lot stockholders of the Company to accept the tender offer in the Proposed Transaction. The BDO opinion is limited to a consideration of the fairness to certain odd-lot stockholders of the amount to be paid to them by the Company in the Proposed Transaction from a financial point of view. BDO was not asked to, and the BDO opinion does not, address the fairness of the Proposed Transaction, or any consideration received in connection therewith, to creditors or other constituencies of the Company. BDO explicitly expresses no opinion as to the merits of the underlying decision by the Company to engage in the Proposed Transaction or the relative merits of the Proposed Transaction as compared to alternative actions or business strategies, nor does it express any opinion as to whether any odd-lot holder should accept the tender offer in the Proposed Transaction. BDO does not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to, or to be received by any of BDO's officers, directors, or employees, or any class of such persons, in connection with the Proposed Transaction.***

# EXECUTIVE SUMMARY

- BDO Consulting was engaged by the board of directors (the "Board") of Blue Ridge Estate Company ("BRRE" or the "Company") to render an opinion as to the fairness, from a financial point of view, to certain odd-lot stockholders of BRRE in the proposed tender offer to such odd-lot stockholders of BRRE (the "Proposed Transaction") as of November 19, 2013.
- We understand that BRRE is contemplating to make a proposed tender offer to certain odd-lot stockholders of Blue Ridge Real Estate Company for the purpose of reducing its registered shareholder count below reporting thresholds mandated under the Securities Exchange Act of 1934 and the Investment Company Act of 1940, thus allowing BRRE to go private and deregister the common shares with the Securities Exchange Commission ("SEC").
- BDO Consulting's valuation conclusions are based on a number of key considerations, including:
  - The valuation of Blue Ridge Real Estate Company's and its predecessor's land inventory and commercial property;
  - The presence of U.S. Federal and State tax benefits and their potential impact on BRRE's equity value;
  - The number of shares and percentage ownership in BRRE represented by the shares anticipated to be repurchased in connection with the Transaction;
  - BRRE's size and the lack of marketability associated with BRRE's common stock; and
  - Factors influencing BRRE's net asset value on a going concern basis.
- BDO Consulting estimates that the value of the shares to be repurchased in connection with the Proposed Transaction represents premiums of 15.09 percent to 47.24 percent to BRRE's closing price on November 18, 2013 based on the Adjusted Net Asset Value Analysis. The estimated premiums do not factor in the payment of $100 per account holder.

BDO

# FAIRNESS OPINION OVERVIEW

- In connection with its opinion, BDO Consulting performed such reviews and analyses as it deemed necessary and appropriate under the circumstances. BDO Consulting took into account its assessment of general economic, market, financial and Company-specific information, applying its experience in securities and business valuations.
- The order of the analyses detailed / presented herein, and the results of these analyses, do not represent relative importance (or weighting) given to BDO Consulting's analyses.
- BDO Consulting's investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:
  - Consideration of the draft term sheet dated as of October 15, 2013 (the "Agreement") between the Company and certain odd-lot stockholders of the Company, and the draft Offer to Purchase for Cash All Common Shares of the Company Held by Holders of 99 or Fewer Shares at a Purchase Price of $[11.00] Per Share, dated October 16, 2013;
  - Review of certain publicly available business and historical financial information relating to the Company including the Company's audited financial statements on Form 10-K filed with the SEC for the years ended October 31, 2012 and the Company's unaudited interim financial statements for the quarter ended July 31, 2013 included in the Company's Form 10-Q filed with the SEC;
  - Review of certain non-public internal financial information and other data relating to the business of the Company that were provided to us by the Company for the purpose of our analysis and accordingly on which basis we prepared our analysis;
  - Discussions with, and relied on statements made by, members of the senior management of the Company concerning the business, operations, historical financial results, future prospects of the Company, and the Proposed Transaction;

BDO

# FAIRNESS OPINION OVERVIEW (CONT'D)

- Review of information received through emails from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions, and a pro forma schedule of assets and liabilities (including valuation allowances, unfunded defined pension liability, operating cash flow carry) for the Company on a pro-forma basis at close;
- Consideration of the historical trading price and trading volume of the Company's common stock and the publicly traded securities of certain other companies that we deemed relevant;
- Consideration of certain financial performance data of the Company and compared that data with similar data for other companies in lines of business we deemed relevant;
- Comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant;
- Consideration of certain pro forma effects of the Proposed Transaction on the Company's financial statements; and
- Consideration of such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant and appropriate for purposes of our opinion.

# DISCLOSURES

- While this opinion summary describes the analysis and factors that BDO Consulting deemed material to its Opinion, it is not a comprehensive description of all analyses and factors considered by BDO Consulting.
- The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.
- Therefore, a fairness opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, BDO Consulting did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.
- Accordingly, BDO Consulting believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its Opinion.
- The conclusion reached by BDO Consulting was based on analyses and factors taken as a whole, and also on the application of BDO Consulting's own experience and judgment.

# SUMMARY VALUATION ANALYSIS



$8.15 Last Close Price
$11.00 Tender Offer (4)
52-Week Range
$7.40
$10.25
Dutch Tenders Analysis
4.35% to 17.95% Premium to Last Trade (1)
$8.50
$9.61
Minority Interest Analysis
7.25% to 12.70% Premium to Last Trade (2)
$8.74
$9.19
Adjusted Net Asset Value Analysis
15.09% to 47.24% Premium range to Last Trade (3)
$9.38
$12.00
$6.00
$7.00
$8.00
$9.00
$10.00
$11.00
$12.00
$13.00
Implied Share Price

*Source: Capital IQ*

*Share Price of $8.15 as of November 18, 2013.*

(1) *As per inter-quartile range in Precedent Dutch Tenders Analysis. Premiums applied to BRRE's last close price.*

(2) *As per inter-quartile range in Precedent Minority Interest Transactions Analysis. Premiums applied to BRRE's last close price.*

(3) *As per Adjusted Net Asset Value Analysis. Applied a bulk sale discount to the land inventory and commercial investment property. Further, applied a discount for lack of marketability on the estimated adjusted net book value to reflect the value on a non-marketable basis.*

(4) *In addition to $11.00 per share, the tender offer includes $100 per account.*

# COMPANY OVERVIEW

- Blue Ridge Real Estate Company currently operates as a land holding company incorporated in Pennsylvania. The Company engages in development, purchase and sale of land. BRRE owns 11,838 total acres as of July 31, 2013 (prior to the sale of land to Wildlands Conservancy) and derives income through leases, timbering, sales and other dispositions.
- Blue Ridge Real Estate Company is offering to purchase its outstanding common shares held by shareholders who own 99 or fewer shares.
- On March 21, 2013, Blue Ridge Real Estate Company entered into two contracts to sell land in two phases located in Buck Township, Luzerne County and in Buck & Bear Creek Townships, collectively 3,663 acres of land to Pennsylvania Game Commission.
- On June 28, 2013, the Blue Ridge Real Estate Company sold 376 acres of land located in Thornhurst Township, Lackawanna County, Pennsylvania to Hanson Aggregates BMC, Inc. for the aggregate purchase price of $1,600,000.
- On July 31, 2013, Blue Ridge Real Estate Company closed on the first phase of the land sale to Wildlands Conservancy, through a Cooperative Agreement with The Pennsylvania Game Commission, of approximately 1,557 acres of land located in Buck Township, Luzerne County, Pennsylvania for the purchase price of $5,000,000. On November 6, 2013, Blue Ridge Real Estate Company closed on the second phase of the land sale for the gross proceeds of $5,050,000.
- On August 29, 2013, Blue Ridge Real Estate Company and Big Boulder entered into a merger agreement pursuant to which Big Boulder merged with and into Blue Ridge Real Estate Company (the "Merger"). As a result of the Merger, the separate corporate existence of Big Boulder ceased and Blue Ridge Real Estate Company continued as the surviving corporation in the Merger.

**BRRE Balance Sheet as of July 31, 2013**

| *($ in 000s)* | | |
|---|---|---|
| Cash and Cash Equivalents | $ | 4,264 |
| Cash Held in Escrow | | 104 |
| Prepaid Expenses and Other Assets | | 385 |
| Accounts Receivable and Mortgages Receivable | | 183 |
| Other Current Assets | | 167 |
| **Total Current Assets** | **$** | **5,103** |
| Net Property Plant & Equipment | | 42,087 |
| **Total Assets** | **$** | **47,190** |
| Accounts Payable | $ | 338 |
| Accrued Liabilities | | 343 |
| Deferred Income | | 219 |
| Accumulated deferred income taxes | | 23 |
| Long Term Liabilities | | 4,414 |
| Total Debt | | 14,352 |
| **Total Liabilities** | **$** | **19,689** |
| Common Stock | $ | 820 |
| Additional Paid In Capital | | 19,829 |
| Retained Earnings | | 11,885 |
| Treasury Stock | | (2,085) |
| Comprehensive Inc. and Other | | (2,947) |
| **Total Shareholder's Equity** | **$** | **27,502** |
| **Total Liabilities and Equity** | **$** | **47,190** |

*Source: Management*

BDO

# SHARE PERFORMANCE
## Last 3 Years

| Volume Weighted Average Price | | |
|---|---|---|
| 1 - year | $ | 8.30 |
| 6 - month | $ | 8.33 |
| 3 - month | $ | 8.60 |



November 2011: Sale of Jack Frost Mountain and Big Boulder Ski Areas to JFBB Ski Areas Inc.
March 2013: Blue Ridge Real Estate Company entered into two contracts to sell land to PA Game Commission.
June 2013: Blue Ridge Real Estate Company sold raw land in Thornhurst Township to Hanson Aggregates BMC, Inc.
July 2013: Blue Ridge Real Estate Company closed on the first phase of the land sale to Wildlands Conservancy.
August 2013: Blue Ridge Real Estate Company and Big Boulder entered into a merger agreement.
Share Price
Volume
$14
$12
$10
$8
$6
$4
$2
$0
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Nov-11
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Volume
Share Price

*Source: CapitalIQ*

BDO

# FINANCIAL PERFORMANCE


$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Revenue (Millions)
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
Revenue Growth (%)
$10
$16
$5
$6
$7
$12
2008
2009
2010
2011
2012
2013 LTM
Revenue
Percentage Growth


$8
$6
$4
$2
$0
-$2
-$4
-$6
EBITDA (Millions)
60%
40%
20%
0%
-20%
-40%
-60%
-80%
EBITDA Margin (%)
3%
38%
-67%
-13%
-2%
9%
2008
2009
2010
2011
2012
2013 LTM
EBITDA
EBITDA Margin

*Source: Capital IQ*

# SHAREHOLDER ANALYSIS

| Share Range | Total Shares in Range | % of Total Shares | Cumulative Shares | Total Positions in Range |
|---|---|---|---|---|
| 1 - 24 | 1,336 | 0.05% | 1,336 | 162 |
| 25 - 49 | 899 | 0.04% | 2,235 | 28 |
| 50 - 74 | 2,275 | 0.09% | 4,510 | 39 |
| 75 - 99 | 347 | 0.01% | 4,857 | 4 |
| 100 - 249 | 6,355 | 0.26% | 11,212 | 46 |
| 250 - 499 | 3,679 | 0.15% | 14,891 | 12 |
| 500 - 749 | 1,747 | 0.07% | 16,638 | 3 |
| 750 - 999 | 845 | 0.03% | 17,483 | 1 |
| 1,000 - 1,499 | 4,593 | 0.19% | 22,076 | 4 |
| 1,500 - 2,999 | 2,249 | 0.09% | 24,325 | 1 |
| 3,000 - 4,999 | 0 | 0.00% | 24,325 | 0 |
| 5,000 - 9,999 | 0 | 0.00% | 24,325 | 0 |
| 10,000 - 24,999 | 19,345 | 0.79% | 43,670 | 1 |
| 25,000 - 49,999 | 91,616 | 3.74% | 135,286 | 2 |
| 50,000 - 99,999 | 62,612 | 2.56% | 197,898 | 1 |
| 100,000 - 149,999 | 380,848 | 15.54% | 578,746 | 3 |
| 150,000 - 249,999 | 0 | 0.00% | 578,746 | 0 |
| 250,000 - 299,999 | 0 | 0.00% | 578,746 | 0 |
| 300,000 - 499,999 | 0 | 0.00% | 578,746 | 0 |
| 500,000 - 999,999 | 0 | 0.00% | 578,746 | 0 |
| 1,000,000 - 2,000,000 | 1,871,678 | 76.38% | 2,450,424 | 1 |
| Total | 2,450,424 | 100.00% | | 308 |

*Source: Management*



Total Positions in Range
Cumulative Shares
180
160
140
120
100
80
60
40
20
0
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
1 - 24
50 - 74
100 - 249
500 - 749
1,000 - 1,499
3,000 - 4,999
10,000 - 24,999
50,000 - 99,999
150,000 - 249,999
300,000 - 499,999
1,000,000 - 2,000,000
Total Positions in Range
Cumulative Shares

BDO

# VALUATION METHODOLOGIES

- **Precedent Dutch Tenders Analysis:**
  - Applies premium to BRRE's last close price.
  - Dutch Tender Offers incorporate certain features that make them relevant to the Transaction, which include: i) a return of capital to shareholders, ii) involves the issuer directly offering a premium to shareholders to induce the repurchase of stock; and iii) the premiums paid are reflective of the trading liquidity of the shares since the price paid is determined only after shareholders inform the issuer of the price at which they are willing to sell.
  - Premiums are drawn from a group of publicly-traded small and mid-sized firms that have tendered for and repurchased less than 20.0 percent of their total shares outstanding.
  - The inter-quartile range of one-day premium was applied to BRRE's last close price to eliminate the effect of major outliers in the data set and to capture the distribution in the data.
- **Minority Interest Transactions Analysis:**
  - Applies a premium to BRRE's last close price.
  - Takes into account secondary market transactions from 2008 to present involving the exchange of minority interest stakes less than 20.0 percent of a company's total shares outstanding.
  - All historical transactions consist of targets based in the US and feature all-cash considerations.
  - The inter-quartile range of the one-day premium was applied to BRRE's last close price to eliminate the effect of major outliers in the data set and to capture the distribution of the data.

# VALUATION METHODOLOGIES (CONT'D)

- **Adjusted Net Asset Value Analysis**
  - Utilized the concept that value of a business is best represented by the present value of its assets (including all cash and equivalents, securities held for sale, real estate owned, and other assets) net of all liabilities.
  - Critical variables including value of land inventory & commercial property, pending sales of land, valuation allowance on past impairments, after-tax impact, net operating loss carryforwards, expected operating expenses, unfunded defined pension liability, and other adjustments.
  - Utilized the sales comparison approach as the primary method of valuation for vacant, undeveloped land, along with the owned building. Utilized the income approach to value the assets encumbered by arm's-length leases, with direct capitalization methods applied to single tenants assets and discounted cash flow ("DCF") methods utilized for multi-tenant assets. DCF analysis was utilized for existing subdivisions along with the golf course. Additionally, capitalization methods were applied to supporting infrastructure, i.e. sewage & water facilities, roads and billboards.
  - Bulk discount of 35.0 percent was applied to the value of land inventory and commercial property to reflect the discount that would be applicable to selling to a single party.
  - A discount for lack of marketability ("DLOM") of 10.0 percent was applied to the net asset value after factoring all the necessary adjustments as discussed above. Given the limited trades made on the outstanding shares, we considered the application of a DLOM to be appropriate.

BDO

# PRECEDENT DUTCH TENDERS ANALYSIS

| Date | Target / Issuer | 1 Day Before Announcement | S/O at Announcement | % of S / O | Dutch Tender Range Close Price | Dutch Tender Range Low Price | Dutch Tender Range High Price | Percentage of Premium / Discount to Close Price | Percentage of Premium / Discount to Low Price | Percentage of Premium / Discount to High Price |
|---|---|---|---|---|---|---|---|---|---|---|
| 4/22/2013 | Harmonic Inc | 5.51 | 115,202,000 | 10.40% | 6.25 | 5.75 | 6.25 | 13.43% | 4.36% | 13.43% |
| 3/18/2013 | Vicor Corp | 4.77 | 39,800,000 | 3.37% | 5.00 | 4.00 | 5.00 | 4.82% | -16.14% | 4.82% |
| 11/5/2012 | FBR & Co | 2.98 | 48,892,800 | 0.40% | 3.50 | 3.25 | 3.50 | 17.45% | 9.06% | 17.45% |
| 8/13/2012 | Rockford | 4.60 | 8,581,000 | 16.80% | 5.60 | 4.60 | 5.60 | 21.74% | 0.00% | 21.74% |
| 6/12/2012 | Theragenics Corp | 1.76 | 33,460,000 | 14.23% | 2.10 | 2.00 | 2.40 | 19.32% | 13.64% | 36.36% |
| 5/30/2012 | SL Industries Inc | 11.44 | 4,438,000 | 6.92% | 13.50 | 12.00 | 13.50 | 18.01% | 4.90% | 18.01% |
| 5/8/2012 | FBR & Co | 2.68 | 54,715,880 | 9.33% | 2.75 | 2.75 | 3.00 | 2.61% | 2.61% | 11.94% |
| 3/28/2012 | GigOptix, Inc | 2.70 | 21,573,000 | 3.25% | 2.85 | 2.85 | 3.10 | 5.56% | 5.56% | 14.81% |
| 12/5/2011 | Nathan's Famous | 19.10 | 4,969,000 | 12.05% | 22.00 | 20.00 | 22.00 | 15.18% | 4.71% | 15.18% |
| 12/1/2011 | FBR & Co | 1.89 | 54,603,120 | 0.01% | 2.00 | 1.80 | 2.00 | 5.82% | -4.76% | 5.82% |
| 11/25/2011 | Mestek Inc | 10.35 | 7,961,000 | 1.25% | 12.50 | 10.00 | 12.50 | 20.77% | -3.38% | 20.77% |
| 9/14/2011 | Gleacher & | 1.06 | 119,399,400 | 5.53% | 1.25 | 1.25 | 1.35 | 17.92% | 17.92% | 27.36% |
| 8/2/2011 | FBR & Co | 2.93 | 61,163,920 | 10.04% | 2.55 | 2.55 | 2.75 | -12.97% | -12.97% | -6.14% |
| 4/18/2011 | Inteliquent, Inc | 14.99 | 33,221,000 | 9.28% | 16.25 | 15.50 | 18.00 | 8.41% | 3.40% | 20.08% |
| 10/25/2010 | Mestek Inc | 8.50 | 7,961,000 | 5.10% | 8.75 | 8.00 | 10.00 | 2.94% | -5.88% | 17.65% |
| 11/16/2009 | Mestek Inc | 7.25 | 8,732,000 | 0.33% | 7.00 | 5.00 | 7.00 | -3.45% | -31.03% | -3.45% |

| | Close Price | Low Price | High Price |
|---|---|---|---|
| Minimum | -12.97% | -31.03% | -6.14% |
| Lower Quartile | 4.35% | -5.04% | 10.41% |
| Mean | 9.85% | -0.50% | 14.74% |
| Median | 10.92% | 3.01% | 16.32% |
| Upper Quartile | 17.95% | 5.06% | 20.25% |
| Maximum | 21.74% | 17.92% | 36.36% |

*Source: Capital IQ*

BDO

# PRECEDENT MINORITY INTEREST TRANSACTION ANALYSIS

| Date | Target | Buyer | Percentage Sought | Transaction Value | Implied Enterprise Value | Implied Enterprise Value / Revenue | Implied Enterprise Value / EBITDA | Transaction Stock Premium 1 Day Prior | Transaction Stock Premium 1 Week Prior | Transaction Stock Premium 1 Month Prior |
|---|---|---|---|---|---|---|---|---|---|---|
| 8/6/2013 | Clean Energy Fuels Corp | - | 1.13% | 13.00 | 1,374.20 | 3.70 | - | 0.83% | 2.34% | -3.44% |
| 5/10/2013 | Keystone Consolidated Industries Inc | Contran Corporation, Inc. | 9.62% | 10.48 | 157.15 | 0.29 | 3.56 | -6.76% | -8.18% | 11.78% |
| 4/16/2013 | Plant Health Care plc | Quorum plc | 1.20% | 1.01 | 60.41 | 7.17 | - | -12.85% | -11.86% | -5.45% |
| 4/12/2013 | Overseas Shipholding Group Inc | - | 4.66% | 6.47 | 2,146.81 | 1.97 | 18.39 | -0.47% | 16.29% | 98.62% |
| 4/11/2013 | Advent Software, Inc | TPG Capital, L.P. | 14.68% | 190.44 | 1,204.25 | 3.30 | 14.56 | -7.16% | -5.24% | -14.84% |
| 4/2/2013 | Macquarie Infrastructure Company LLC | - | 0.03% | 0.68 | 3,325.31 | 3.22 | 27.62 | -11.36% | -9.77% | -7.95% |
| 3/12/2013 | Live Nation Entertainment, Inc | - | 2.08% | 44.00 | 3,049.59 | 0.52 | 7.25 | -3.27% | 2.83% | 7.34% |
| 3/7/2013 | Lustros, Inc | - | 0.26% | 0.10 | 42.90 | - | - | -7.87% | -15.06% | -9.70% |
| 3/5/2013 | Pacific Vector Holdings Inc | - | 14.95% | 0.06 | 1.98 | 1.32 | - | -14.73% | -43.15% | 70.54% |
| 12/31/2012 | Live Nation Entertainment, Inc | Liberty Media Corporation | 0.89% | 15.00 | 2,619.60 | 0.45 | 6.23 | -0.19% | -3.94% | 2.08% |
| 12/19/2012 | Spectrum Brands Holdings, Inc | Harbinger Group Inc. | 0.65% | 15.00 | 3,819.03 | 1.17 | 8.53 | 0.48% | -3.92% | -1.11% |
| 11/7/2012 | MasTec, Inc | - | 4.34% | 75.24 | 2,176.21 | 0.59 | 7.47 | -5.16% | 1.06% | 7.45% |
| 10/16/2012 | Unifi Inc | - | 8.07% | 19.27 | 348.78 | 0.49 | 6.12 | -10.94% | -9.31% | -1.88% |
| 9/10/2012 | Novatek Technology Corporation | - | 2.99% | 58.18 | 1,945.88 | - | - | -4.19% | -1.23% | 4.84% |
| 8/14/2012 | Remy International, Inc | Fidelity National Financial, Inc | 4.70% | 31.30 | 910.71 | 0.78 | 6.71 | 16.10% | 22.93% | 32.68% |
| 6/1/2012 | Two Rivers Water & Farming Company | - | 4.10% | 0.95 | 39.32 | - | - | -9.11% | -9.11% | -8.28% |
| 5/9/2012 | Krispy Kreme Doughnuts, Inc | - | 11.84% | 49.57 | 394.14 | 0.97 | 11.01 | -3.18% | -14.85% | -12.42% |
| 4/13/2012 | Vringo, Inc | - | 7.44% | 3.00 | 36.69 | 54.20 | - | -3.03% | 9.36% | 58.10% |
| 3/26/2012 | Rand Worldwide, Inc | 3K Limited Partnership | 2.60% | 0.76 | 30.09 | 0.32 | 4.27 | -16.39% | -13.82% | -8.83% |
| 3/22/2012 | The KEYW Holding Corporation | - | 7.00% | 14.00 | 248.21 | 1.30 | 14.33 | -1.89% | -2.41% | -0.58% |
| 3/19/2012 | Stone Energy Corp | - | 2.47% | 37.70 | 2,107.86 | 2.45 | 3.39 | -1.15% | 1.28% | -5.78% |
| 3/14/2012 | Pilgrim's Pride Corporatio | JBS USA Holdings, Inc | 7.31% | 107.63 | 2,906.98 | 0.39 | - | -21.13% | -10.59% | 7.29% |
| 3/6/2012 | Stream Global Services, Inc | SGS Holdings LLC | 7.83% | 19.36 | 483.54 | 0.57 | 5.61 | 8.74% | 2.57% | -12.83% |
| 1/27/2012 | Inova Technology, Inc | Southbase International Limited | 10.81% | 0.13 | 13.43 | 0.67 | 14.81 | 16.08% | 27.61% | -0.04% |
| 1/3/2012 | GP Strategies Corp | Sagard Capital | 1.86% | 4.31 | 227.32 | 0.68 | 6.98 | -8.85% | -10.11% | -5.63% |
| 12/27/2011 | Mace Security International Inc | - | 1.75% | 0.15 | 2.53 | 0.16 | - | -0.82% | 6.97% | -0.18% |
| 12/23/2011 | Lakeland Industries Inc | Pacific Dunlop Investments (USA) Inc | 2.25% | 1.06 | 59.65 | 0.58 | 10.58 | 14.02% | 15.78% | 35.11% |
| 12/23/2011 | Lakeland Industries Inc | Pacific Dunlop Investments (USA) Inc | 6.45% | 3.03 | 59.74 | 0.58 | 10.60 | 14.24% | 16.00% | 35.37% |
| 12/20/2011 | Constellation Energy Partners LLC | Constellation Energy Partners Management, LLC | 11.74% | 6.00 | 149.57 | 1.03 | 0.49 | 16.21% | -0.01% | -7.73% |
| 10/6/2011 | NOVT Corporation | Steel Partners LLC | 12.37% | 1.68 | 7.53 | - | - | -0.07% | -0.07% | -0.07% |
| 8/30/2011 | Lions Gate Entertainment Corp | MHR Fund Management LLC | 8.05% | 77.28 | 1,611.01 | 1.06 | 15.64 | -7.28% | -4.88% | -1.40% |
| 8/23/2011 | EPM Mining Ventures Inc | Gusiute Holdings (UK) Limited | 4.16% | 8.85 | 202.92 | - | - | 8.16% | 5.31% | 5.31% |
| 7/26/2011 | MaxLinear, Inc | - | 3.31% | 10.33 | 221.20 | 3.19 | - | 33.00% | 31.01% | 13.70% |

BDO

# PRECEDENT MINORITY INTEREST TRANSACTION ANALYSIS (CONT'D)

| Date | Target | Buyer | Percentage Sought | Transaction Value | Implied Enterprise Value | Implied Enterprise Value / Revenue | Implied Enterprise Value / EBITDA | Transaction Stock Premium 1 Day Prior | Transaction Stock Premium 1 Week Prior | Transaction Stock Premium 1 Month Prior |
|---|---|---|---|---|---|---|---|---|---|---|
| 7/7/2011 | DGT Holdings Corp | Steel Partners Holdings L.P | 5.00% | 1.93 | 19.78 | 0.30 | 4.21 | 29.03% | 29.03% | 24.64% |
| 6/29/2011 | Energy Focus, Inc | - | 16.02% | 1.59 | 10.34 | 0.32 | - | -18.39% | -16.69% | -20.02% |
| 6/17/2011 | Lenovo Group Limited | - | 8.00% | 403.89 | 577.51 | 0.03 | 1.31 | -6.23% | -7.98% | -6.67% |
| 6/13/2011 | Cracker Barrel Old Country Store, Inc | Biglari Capital Corp | 0.61% | 6.06 | 1,558.03 | 0.64 | 6.63 | -2.15% | -2.63% | -17.88% |
| 4/29/2011 | Steinway Musical Instruments Inc | ValueAct Capital, LLC; Samick Musical Instruments | 3.96% | 26.77 | 723.32 | 2.24 | 22.43 | 169.78% | 165.95% | 156.10% |
| 4/14/2011 | Nimin Energy Corp | Colonial First State Asset Management (Australia) I | 5.29% | 14.75 | 303.85 | 19.41 | - | 120.87% | 110.20% | 131.45% |
| 3/21/2011 | Equity One Inc | Gazit-Globe, Ltd | 1.85% | 36.50 | 3,145.31 | 11.03 | 19.71 | 0.82% | 0.37% | -4.05% |
| 3/21/2011 | Qlik Technologies, Inc | - | 6.50% | 122.00 | 1,718.21 | 7.59 | 57.48 | 1.08% | 3.60% | -11.20% |
| 2/12/2011 | Hersha Hospitality Trust | - | 0.89% | 9.80 | 1,770.05 | 6.30 | 20.24 | -5.18% | -2.18% | -0.84% |
| 2/1/2011 | Keystone Consolidated Industries Inc | Contran Corporation, Inc | 13.42% | 10.56 | 107.36 | 0.24 | 3.76 | 23.83% | 30.02% | 42.68% |
| 1/31/2011 | Spindletop Oil & Gas Co | Nadel & Gussman, LLC | 9.17% | 1.40 | 9.58 | 1.28 | 8.41 | -11.08% | -11.08% | -11.08% |
| 1/21/2011 | XO Holdings, Inc | ACF Industries Holding Corp | 8.24% | 21.00 | 1,171.28 | 0.76 | 5.95 | 86.67% | 94.44% | 115.38% |
| 12/30/2010 | Galena Biopharma, Inc | - | 14.12% | 5.71 | 31.68 | - | - | -12.01% | -16.04% | -37.86% |
| 12/23/2010 | Qualstar Corp | BKF Capital Group Inc | 12.24% | 2.33 | 5.26 | 0.31 | - | -8.27% | -5.47% | -6.61% |
| 12/17/2010 | The Nasdaq OMX Group, Inc | Nomura International plc | 4.04% | 173.68 | 5,808.01 | 1.81 | 8.91 | -7.38% | -4.86% | 2.25% |
| 12/9/2010 | ASPA Gold Corp | North American Gold & Minerals Fund | 12.22% | 2.44 | 20.10 | - | - | 66.70% | 81.85% | 7583.62% |
| 11/5/2010 | Live Nation Entertainment, Inc | Liberty Interactive Corporation | 1.46% | 24.35 | 2,804.15 | 0.60 | 10.09 | -2.04% | 1.26% | 2.58% |
| 11/4/2010 | Piedmont Office Realty Trust Inc | Sutter Capital Management LLC; MacKenzie Patters | 0.03% | 0.87 | 4,250.74 | 7.16 | 13.74 | -20.61% | -19.51% | -19.72% |
| 10/8/2010 | Chesapeake Lodging Trust | Amici Capital, LLC | 6.04% | 8.94 | 147.97 | 1.93 | 13.36 | -0.42% | -1.56% | -1.80% |
| 9/10/2010 | XO Holdings, Inc | ACF Industries Holding Corp | 9.61% | 10.50 | 914.24 | 0.61 | 5.79 | -3.97% | -4.73% | -2.41% |
| 8/18/2010 | Assisted Living Concepts Inc | Thornridge Holdings Limited | 13.33% | 51.65 | 493.76 | 2.14 | 8.88 | 1.47% | 5.22% | 7.19% |
| 8/11/2010 | Satcon Technology Corporation | - | 7.37% | 17.28 | 265.55 | 3.59 | - | -14.05% | -12.95% | 14.83% |
| 4/15/2010 | Piedmont Office Realty Trust Inc | Sutter Capital Management LLC; MacKenzie Patters | 0.07% | 1.71 | 3,781.70 | 6.31 | 12.66 | -15.42% | -14.05% | -8.55% |
| 3/23/2010 | Vitacost | Great Hill Partners, LLC | 19.72% | 60.97 | 274.61 | 1.43 | 21.91 | -13.14% | -7.35% | -1.33% |
| 3/21/2010 | CNX Gas Corporation | CONSOL Energy Inc | 16.70% | 964.55 | 5,902.41 | 8.66 | 15.68 | 24.19% | 45.83% | 37.79% |
| 3/19/2010 | MNB Holdings Corp | - | 1.53% | 1.23 | 80.13 | - | - | 69.16% | 69.16% | 69.16% |
| 3/1/2010 | Black Hawk Exploration Inc | - | 19.92% | 10.20 | 51.04 | - | - | 37.11% | 34.93% | 70.01% |
| 2/24/2010 | Gold Reserve Inc | Jaguar-Portland Holdings LLC | 1.73% | 1.06 | 84.94 | - | - | 0.86% | -1.95% | -13.20% |
| 2/16/2010 | Lions Gate Entertainment Corp | High River LP; Icahn Associates Corp | 15.30% | 126.18 | 1,614.73 | 1.02 | 20.95 | 33.82% | 34.85% | 27.98% |
| 1/26/2010 | Live Nation Entertainment, Inc | Liberty Interactive Corporation | 0.18% | 3.73 | 2,689.08 | 0.64 | 17.21 | 14.88% | 28.72% | 36.74% |
| 12/31/2009 | iPass Inc | Millennium Technology Value Partners | 9.19% | 5.23 | 15.16 | 0.09 | - | -8.77% | -7.88% | -18.00% |
| 12/23/2009 | Kirby Corporation | Araltec, S.L. | 5.56% | 112.44 | 2,203.19 | 1.92 | 6.69 | 5.54% | 5.89% | 10.34% |
| 12/10/2009 | Atlantic Power Corporation | - | 19.01% | 115.83 | 1,372.74 | 4.15 | 5.34 | 1.64% | -7.82% | 7.84% |

BDO

# PRECEDENT MINORITY INTEREST TRANSACTION ANALYSIS (CONT'D)

| | | | Percentage | Transaction | Implied Enterprise | Implied Enterprise Value / | | Transaction Stock Premium | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Date | Target | Buyer | Sought | Value | Value | Revenue | EBITDA | 1 Day Prior | 1 Week Prior | 1 Month Prior |
| 12/10/2009 | Platinum Energy Resources Inc | Pacific International Group Holdings LLC | 0.41% | 0.05 | 29.46 | 0.83 | - | 67.07% | 25.30% | 25.30% |
| 11/18/2009 | The Aristotle Corporation | Geneva Corporation | 9.40% | 16.86 | 152.14 | 0.76 | 10.50 | 1.10% | -0.63% | 2.80% |
| 11/16/2009 | Office Depot, Inc | - | 0.52% | 8.54 | 2,019.67 | 0.16 | 12.58 | -9.03% | -7.33% | -20.09% |
| 11/9/2009 | Information Services Group, Inc | - | 1.40% | 1.40 | 133.61 | 0.99 | 7.00 | -0.45% | -10.32% | -18.83% |
| 11/4/2009 | Ram Power, Corp | - | 5.91% | 26.90 | 476.62 | 86.39 | - | 0.91% | -2.06% | NA |
| 10/14/2009 | Digital Lightwave Inc | - | 8.91% | 1.25 | 52.89 | 6.08 | - | 0.02% | 10.02% | 37.52% |
| 10/13/2009 | CORE Media Group, Inc | Capital Research Global Investors | 8.44% | 52.99 | 692.27 | 2.42 | 11.31 | 1.33% | 4.31% | 11.73% |
| 10/7/2009 | Royal Hawaiian Orchards, LP | Crescent River LLC | 3.12% | 0.52 | 18.62 | 1.15 | 12.60 | 4.93% | 7.49% | 10.18% |
| 10/1/2009 | NeurogesX, Inc | Sphera Funds Management Ltd; Sphera Global Hec | 8.50% | 12.00 | 84.93 | - | - | 0.20% | -1.28% | 7.31% |
| 9/17/2009 | The New York Times Company | - | 3.46% | 41.25 | 2,171.03 | 0.82 | 5.85 | -6.45% | 6.88% | 7.30% |
| 8/25/2009 | Epicore BioNetworks Inc | Southern Gold Resources Ltd | 2.45% | 0.04 | 1.41 | 0.44 | 2.46 | 14.57% | 14.57% | -10.89% |
| 8/24/2009 | NeurogesX, Inc | Sphera Funds Management Ltd; Sphera Global Hec | 7.69% | 9.50 | 111.37 | - | - | -3.12% | -3.25% | -21.01% |
| 8/13/2009 | White Electronic Designs Corporation | - | 14.38% | 14.02 | 38.72 | 0.63 | 5.71 | 4.92% | 2.64% | -7.43% |
| 8/11/2009 | Armstrong World Industries, Inc | TPG Capital, L.P. | 12.20% | 156.17 | 1,373.98 | 0.46 | 4.07 | -13.03% | -16.14% | 38.38% |
| 7/13/2009 | Tesco Corporation | Lime Rock Partners | 13.29% | 37.18 | 303.76 | 0.64 | 3.74 | 4.34% | 2.90% | -17.82% |
| 6/16/2009 | Carrols Restaurant Group, Inc | Jefferies Capital Partners | 13.11% | 15.89 | 427.40 | 0.52 | 5.08 | -8.58% | -8.43% | -18.18% |
| 6/16/2009 | Carrols Restaurant Group, Inc | Jefferies Capital Partners | 17.27% | 21.83 | 432.60 | 0.53 | 5.14 | -4.66% | -4.50% | -14.67% |
| 4/3/2009 | Allied Nevada Gold Corp | - | 2.66% | 9.02 | 337.54 | 105.35 | - | -3.25% | 18.27% | 42.21% |
| 3/25/2009 | Hearst Television Inc | Hearst Broadcasting, Inc | 18.01% | 75.92 | 1,217.33 | 1.77 | 7.14 | 115.33% | 150.02% | 157.17% |
| 3/19/2009 | Logility, Inc | American Software, Inc. | 12.13% | 10.95 | 55.70 | 1.34 | 6.07 | 40.42% | 49.70% | 55.68% |
| 2/17/2009 | Jarden Corp | - | 8.02% | 74.03 | 3,398.57 | 0.63 | 5.58 | 1.77% | 5.32% | 3.51% |
| 1/7/2009 | Epicore BioNetworks Inc | Southern Gold Resources Ltd | 0.43% | 0.01 | 1.87 | 0.53 | 2.09 | 4.08% | 4.08% | -5.84% |
| 12/31/2008 | SandRidge Energy, Inc | - | 5.36% | 50.00 | 3,289.48 | 2.78 | 3.73 | 0.67% | 0.49% | -25.50% |
| 12/4/2008 | Tamerlane Ventures, Inc | Karst Investments, L.L.C. | 3.21% | 0.08 | 2.10 | - | - | 20.03% | 0.02% | -53.84% |
| 12/3/2008 | Smithfield Foods, Inc | - | 1.39% | 12.00 | 4,314.21 | 0.35 | 9.17 | -2.55% | -11.18% | -44.22% |
| 11/3/2008 | The Wendy's Company | Trian Fund Management, L.P. | 8.50% | 166.00 | 2,648.22 | 2.12 | 20.00 | 14.84% | 46.38% | -10.21% |
| 10/14/2008 | Allis-Chalmers Energy Inc | - | 1.13% | 2.86 | 816.07 | 1.28 | 4.97 | -11.24% | -6.47% | -38.61% |
| 9/30/2008 | Russell Hobbs, Inc | Harbinger Capital Partners LLC | 5.60% | 30.66 | 964.84 | 1.22 | 21.95 | 434.26% | 398.64% | 315.53% |

| | 1 Day Prior | 1 Week Prior | 1 Month Prior |
|---|---|---|---|
| Lower Quartile | 7.25% | 7.70% | 9.70% |
| Mean | 12.52% | 13.36% | 95.28% |
| Median | -0.31% | 0.01% | -0.16% |
| Upper Quartile | 12.70% | 13.43% | 24.84% |

Source: Capital IQ

# ADJUSTED NET ASSET VALUE ANALYSIS

*In US$*

| | |
|---|---|
| (1) Cash & Equivalents | $ 4,263,916 |
| (1) Cash Held in Escrow | 104,222 |
| (1) Accounts Receivable, Prepaid Expenses & Other Current Assets | 568,411 |
| **Total** | **$ 4,936,549** |

| Pending Sales | Est. Market Value | Cost Basis | Tax | After Tax Value |
|---|---|---|---|---|
| (2) PA Games II | $ 5,050,000 | $ 345,935 | $ - | $ 5,050,000 |
| **Total** | | | | **$ 5,050,000** |

| Real Estate - Investment in Commercial Property | Estimated Market Value | | Cost Basis | Tax | | After Tax Value | |
|---|---|---|---|---|---|---|---|
| | Low | High | | Low | High | Low | High |
| (3) Total Commercial Property | 14,495,000 | 15,535,000 | 9,355,279 | 1,747,505 | 2,101,105 | 9,709,941 | 10,396,341 |
| (4) Value of Commercial Property Debt | | | | | | (14,351,513) | (14,351,513) |
| **Total** | | | | | | **$ (4,641,572)** | **$ (3,955,172)** |

| Real Estate - Remaining Land Inventory | Estimated Market Value | | Cost Basis | Tax | | After Tax Value | |
|---|---|---|---|---|---|---|---|
| | Low | High | | Low | High | Low | High |
| (3) Remaining Land Inventory | $ 27,752,655 | $ 37,541,207 | $ 22,084,846 | $ 1,927,055 | $ 5,255,163 | $ 25,825,600 | $ 32,286,044 |
| **Total** | | | | | | **$ 25,825,600** | **$ 32,286,044** |

| Valuation Allowance | Est. Value | Cost Basis | Tax | After Tax Value |
|---|---|---|---|---|
| (5) Valuation Allowance | $ - | $ 6,000,000 | $ (2,040,000) | $ 2,040,000 |
| **Total** | | | | **$ 2,040,000** |

| Liabilities | Est. Market Value | Cost Basis | Tax | After Tax Value |
|---|---|---|---|---|
| (1) Accounts Payable, Accrued Liabilities & Other Liabilities | | | | $ 922,781 |
| (6) Unfunded Defined Pension Liability | 4,240,964 | - | 1,441,928 | 2,799,036 |
| **Total** | | | | **$ 3,721,817** |

| Operating Expenses | Cost | Tax | |
|---|---|---|---|
| (7) 3-Year Operating Cash Flow Carry | $ 6,000,000 | $ 2,040,000 | $ 3,960,000 |
| **Total** | | | **$ 3,960,000** |

| Net Estimated Value | Low | High |
|---|---|---|
| Estimated Adjusted Net Asset Value | $ 25,528,760 | $ 32,675,604 |
| Discount for Lack of Marketability ("DLOM") at 10.0% | $ 2,552,876 | $ 3,267,560 |
| (8) Shares Issued & Outstanding | 2,450,424 | 2,450,424 |
| **Estimated Adjusted Net Asset Value Per Share** | **$ 9.38** | **$ 12.00** |

BDO

# ADJUSTED NET ASSET VALUE ANALYSIS (CONT'D)

Note(s)

(1) Balance sheet as of July 31, 2013

(2) Assumes net cash proceeds after sale. Management of BRRE expects to mitigate the taxes on the pending land sale by utilizing the NOLs resulting from merger with Big Boulder Corporation.

(3) Market value estimate ranges have been adjusted for a 35.0% bulk sale discount.

(4) Fair market value of debt is assumed to equal the par value of debt.

(5) Provided by Management. Upon sale of impaired assets, (BLV, Flower Fields etc.) the Company's cost basis will be adjusted to include past impairments, reducing the net gain.

(6) As per independent estimate provided by Savitz Organization.

(7) Provided by Management. Based on estimated operating costs over the next 3 years, representing the period during which the real property are expected to be marketed.

(8) Provided by Management.

# LIST OF REAL PROPERTIES VALUED

| Blue Ridge Real Estate - Real Property Holdings | | | |
|---|---|---|---|
| Size (Acres) | Client Property Identification | Property | Zoning |
| **Conservation Oriented Land** - Land not well suited for any type of development. | | | |
| 250 | BRRE 2 | Stony Run, North of Lehigh River | R-1 (170 acres) / C-1 (2,080 acres) |
| 798 | BRRE 3 | Lehigh Ridge, South of Lehigh River | R-C (686 acres) / D-5 (112 acres) |
| 1,671 | BRRE 5 | Jack Frost Peat Bog / Use Area 4 Parcel B | R - C |
| 146 | BRRE 6 | Jack Frost Moseywood Road & Route 940 Intersection | H - C |
| 305 | BRRE 7 | Jack Frost Route 940 & route 80 Rest Area | R - 2 |
| 311 | BRRE 8 | Jack Frost Pipeline Hotel / Use Area 6 Parcel F | R - C |
| 602 | BRRE 9 | Jack Frost East / Use Area 2 Parcel J | R - C |
| 110 | BRRE 10 | Jack Frost River Bend / Use Area 1 Parcel M | R - C |
| 96 | BRRE 11 | Jack Frost Dream Mile Entrance / Use Area 2 Parcel P | R - C |
| **Potentially Developable Land But With Challenges** - Land with challenges would be highly similar in value to "Conservation Oriented Land" as any value attributable to potential development is offset by the high costs of development. | | | |
| 59 | BRRE 20 | Pheasant Run | R - C |
| 40 | BRRE 21 | Snow Ridge II | R - C |
| 82 | BRRE 26 | Kresge Lane II | R - 2 |
| 149 | BRRE 38 | Land around JFM Ski Area | R - C |
| 86 | BB 1 | Use Area 6 Parcel G (additional Slopeside) | R - C |
| 154 | BB 6 | Round Pond | R - C |
| 99 | BB 10 | Land around BB Ski Area | R - C |
| 14 | BRRE 16 | JFM Ski Area PRD - Overlook | R - C |
| 17 | BRRE 17 | JFM Ski Area PRD - Lodge | R - C |
| 88 | BRRE 18 | JFM Ski Area PRD - East Mountain | R - C |
| 82 | BB 8 | Slopeside | R - C |

BDO

# LIST OF REAL PROPERTIES VALUED (CONT'D)

| Blue Ridge Real Estate - Real Property Holdings | | | |
|---|---|---|---|
| **Size (Acres)** | **Client Property Identification** | **Property** | **Zoning** |
| **Subdivision Buffer Land** - Similar to "Potentially Developable Land But With Challenges" but smaller in size. | | | |
| 3 | BB 12 | Scarlet Oak | R - 2 |
| 4 | BB 13 | Lake Harmony Estates ( 6 Lots) | R - 2 |
| **Developable Residential Land** - Land that is planned for near term residential development. | | | |
| 507 | BRRE 19 | Golf Course PRD | R - C |
| 1,910 | BRRE 24 | FE Weller | R - C (1,718 acres) / O - S (192 acres) |
| 72 | BB 7 | Lakeshore | R - C |
| 1 | BB 4 | Laurelwoods & Laurelwoods II (Carney Units 496/497) | |
| **Existing Subdivisions** | | | |
| | BB 4 | Laurelwoods & Laurelwoods II (Overflow parking)(LW #528) | R - C |
| | BB 5 | Boulder Lake Village - Remaining PRD | R - C |
| **Commercial Land** - Land that is zoned for commercial or industrial development. | | | |
| 551 | BRRE 4 | Jack Frost - Route 940 Corridor / Use Area 3 Parcel A | H-C (70 acres) / L - I (427 acres) |
| 18 | BRRE 13 | Moseywood Office Park | H - C |
| 140 | BRRE 27 | Fernridge (Former Campground) | C - 1 |
| 3 | FFM-LLC 41 | Flower Fields Motel Property (Rt.611 Bartonsville Pa) | Comm |
| 86 | NEL 1 | Pocono Hospitality Center | Comm |
| **Combination Residential & Commercial Land** | | | |
| 449 | BRRE 35 | The Stretch | Comm (49 acres) / C - 2 (20 acres) / R - 2 (200 Acres) / R - 1 (180 acres) |
| 340 | BRRE 37 | Lower Toby Fish Club | O - S |
| **Land Underlying Billboard Leases** - Smaller non-contiguous parcels under billboards with limited commercial developability. | | | |
| 3 | NEL 2 | The George Elms Tract | C - 1 |
| **Land Lease** - Ground lease of 19.8 acres for a term of 99 years, expiring in 2071. | | | |
| | BRRE N/A | Blakeslee Shopping Center (paid by lessee) | Comm |

BDO

# LIST OF REAL PROPERTIES VALUED (CONT'D)

| Blue Ridge Real Estate - Real Property Holdings | | | |
|---|---|---|---|
| Size (Acres) | Client Property Identification | Property | Zoning |
| **Improved Commercial** - Various existing commercial properties. | | | |
| | BRRE 13 | Moseywood Office Park - Corporate Office | H - C |
| | | Boulder View Tavern | |
| | | Coursey Commons Shopping Center - Louisiana | Comm |
| | | Walgreens - Minnesota / Tax Bill sent directly to Lessee | Comm |
| | | Walgreens - New Jersey / Tax Bill sent directly to Lessee | Comm |
| **Golf Course** - Jack Frost National Golf Course. | | | |
| | BRRE 36 | Jack Frost National Golf Course | R - C |
| **Residential Houses** - Existing single-family homes. Hickory Hills - currently under escrow. | | | |
| | BRRE | Hickory Hills House & Lots (Saylorsburg Pa) - lot #5 with Home | R - I |
| | BB 7 | Lisella House | R - C |
| **Miscellaneous** | | | |
| | | Jack Frost Sewer Plant | |
| | | Big Boulder Sewer Plant | |
| | BB 11 | Big Boulder Lake (with dams) | |
| | | Jack Frost Entrance Road | |
| | | Big Boulder Entrance Road | |
| | | Billboards | |

BDO

# USPAP COMPLIANCE

**The following pertains to the real property components associated with the consulting assignment completed for Blue Ridge Real Estate Company.**

The client and intended user of this consulting assignment is Blue Ridge Real Estate Company.

BDOC tested management's opinions of values for various real property components and provided reasonable ranges of values for each component, along with a bulk discount analysis assuming all components were sold in a single transaction, to a single buyer, with an exposure period of two to three years.

The effective date of value is is September 30, 2013.

BDOC reviewed and compared information provided by management with market information along with opinions of market participants. When necessary, sensitivity testing was completed, with testing based upon available market data and interviews with market participants. BDOC utilized the sales comparison approach as the primary method of valuation for vacant, undeveloped land, along with the owned building. BDOC utilized the income approach to value the assets encumbered by arm's-length leases, with direct capitalization methods applied to single tenants assets and discounted cash flow ("DCF") methods utilized for multi-tenant assets. DCF analysis was utilized for existing subdivisions along with the golf course. Additionally, capitalization methods were applied to supporting infrastructure, i.e. sewage & water facilities, roads and billboards.

Our analysis is not subject to any extraordinary assumptions or hypothetical conditions.

We certify that, to the best of our knowledge and belief:

- The statement of facts contained in our summary are assumed to be true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- We have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.
- We have performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
- Our engagement in this assignment was not contingent upon developing or reporting predetermined results.
- Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal. It is noted that BDO Consulting has paid a referral fee to an Alliance Firm by contractual obligation with BDO USA, LLP.

# USPAP COMPLIANCE (CONT'D)

- Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice*.
- Jeff Gibel has made a personal inspection of the properties that are the subject of this report, with exception of Flower Fields, Coursey Commons, both Walgreen properties, Blakeslee Shopping Center, and Hickory Hills house and lot. Benjamin D. Laird has not made a personal inspection of the properties that are the subject of this report.
- Jeff Gibel provided significant real property appraisal assistance to the person signing this certification.
- The reported analyses, opinions, and conclusions were developed, and this report has been prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute
- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
- As of the date of this report, Benjamin D. Laird, MAI, has completed the continuing education program of the Appraisal Institute.
- As of the date of this report, Benjamin D. Laird, MAI, has completed the Standards and Ethics Education Requirement of the Appraisal Institute.

Benjamin D. Laird, MAI
Pennsylvania Temporary Practice Permit Pending

# SUMMARY VALUATION ANALYSIS



$8.15 Last Close Price
$11.00 Tender Offer (4)
52-Week Range
$7.40
$10.25
Dutch Tenders Analysis
4.35% to 17.95% Premium to Last Trade (1)
$8.50
$9.61
Minority Interest Analysis
7.25% to 12.70% Premium to Last Trade (2)
$8.74
$9.19
Adjusted Net Asset Value Analysis
15.09% to 47.24% Premium range to Last Trade (3)
$9.38
$12.00
$6.00
$7.00
$8.00
$9.00
$10.00
$11.00
$12.00
$13.00
Implied Share Price

*Source: Capital IQ*

*Share Price of $8.15 as of November 18, 2013.*

*(1) As per inter-quartile range in Precedent Dutch Tenders Analysis. Premiums applied to BRRE's last close price.*

*(2) As per inter-quartile range in Precedent Minority Interest Transactions Analysis. Premiums applied to BRRE's last close price.*

*(3) As per Adjusted Net Asset Value Analysis. Applied a bulk sale discount to the land inventory and commercial investment property. Further, applied a discount for lack of marketability on the estimated adjusted net book value to reflect the value on a non-marketable basis.*

*(4) In addition to $11.00 per share, the tender offer includes $100 per account.*

BDO

# OPINION

- Based on the information and analyses summarized and detailed within, BDO Consulting will today, November 19, 2013, deliver its written Opinion to the Company's Board of Directors, which states that based upon and subject to the assumptions made, matters considered, procedures followed and limitations on its review as set forth in its opinion, as of the date hereof, the consideration to be paid by the Company to certain odd-lot stockholders of the Company in the Proposed Transaction is fair to such odd-lot stockholders from a financial point of view.

**About BDO Consulting**
BDO Consulting, a division of BDO USA, LLP, provides investigation, litigation, business restructuring, valuation, and risk advisory services to clients in the United States and internationally. Our highly experienced and well-credentialed professionals leverage the global industry and accounting knowledge of the BDO International network, providing rapid, strategic advice to assist our clients. **www.bdoconsulting.com**

BDO is the brand name for BDO USA, LLP, a U.S. professional services firm providing assurance, tax, financial advisory and consulting services to a wide range of publicly traded and privately held companies. For more than 100 years, BDO has provided quality service through the active involvement of experienced and committed professionals. The firm serves clients through more than 40 offices and over 400 independent alliance firm locations nationwide. As an independent Member Firm of BDO International Limited, BDO serves multinational clients through a global network of 1,204 offices in 138 countries.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms. www.bdo.com.

BDO